EXHIBIT 99.1

CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Appoints Michael Rogers Chief Financial Officer;
David Lawrence Named Chief of Business Operations

ARDSLEY, N.Y. – October 7, 2013 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that Michael Rogers has joined the Company as Chief Financial Officer (CFO), effective October 7, 2013. He will assume responsibility for the Company’s Finance and Investor Relations departments. David Lawrence, M.B.A., who previously served as CFO, has been appointed Chief of Business Operations (CBO) and will be responsible for Technical Operations/Manufacturing, Project Management, Information Technology and Facilities Management.

“I’m delighted to welcome Mike Rogers to Acorda’s senior management team. Mike has a record of success as CFO at both commercial- and development-stage biotechnology companies, as well as a background in investment banking,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer.  “Mike’s strategic insight and broad experience will help us capitalize on opportunities to expand Acorda’s business and continue to deliver shareholder value.”

Mr. Rogers joins Acorda with 22 years of experience in the biopharmaceutical industry. Most recently, he served as Executive Vice President and CFO of BG Medicine, Inc., where he led the company’s successful initial public offering (IPO) in 2011 and was instrumental in assisting in the launch of that company’s first product in the cardiovascular area. Prior to that, Mr. Rogers served as the CFO of Indevus Pharmaceuticals for 10 years until the company’s sale to Endo Pharmaceuticals. He has led multiple private and public financings and had a central role in numerous mergers and acquisitions over the course of his career, which includes both in-house leadership positions and serving as an external financial advisor.

Mr. Rogers said, “Acorda has emerged as a leading biopharmaceutical company in the neurology space. I look forward to working with Ron, the Board and the management team to help guide the Company to its next levels of growth. It’s an exciting time to join Acorda. In addition to its commercial success, the Company has a deep pipeline of potential near-term commercial products and clinical development-stage programs.”

Commenting on Mr. Lawrence’s new role as Chief of Business Operations at Acorda, Dr. Cohen said, “Acorda is now at a stage that requires focused leadership of our business operations. Dave has been a key contributor to building the Company over the last 15 years, and we are fortunate to continue to benefit from his capabilities as he expands his role within Acorda.”

Mr. Lawrence said, “We’ve grown rapidly over the past several years, and our internal operations need to keep pace with the demands of the business. I’m excited to take on this new challenge at Acorda, overseeing and optimizing development of our business operations and infrastructure. These are increasingly critical to supporting the Company’s work to develop therapies that make a difference in the lives of people with neurological diseases.”

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological conditions.

Acorda markets three FDA-approved therapies including:  AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg,  a treatment to improve walking in patients with multiple sclerosis (MS); ZANAFLEX CAPSULES® (tizanidine hydrochloride) and Zanaflex tablets, a short-acting drug for the management of spasticity; and QUTENZA® (capsaicin) 8% Patch, for the management of neuropathic pain associated with postherpetic neuralgia.  AMPYRA is marketed outside the United States as FAMPYRA® (prolonged-release fampridine tablets) by Biogen Idec under a licensing agreement from Acorda.

Acorda has one of the leading pipelines in the industry of novel neurological therapies. The Company is currently developing six clinical-stage therapies and one preclinical stage therapy that address a range of disorders including post-stroke deficits, epilepsy, cerebral palsy, stroke, peripheral nerve damage, spinal cord injury, neuropathic pain, and heart failure. For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including Diazepam Nasal Spray or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Diazepam Nasal Spray or other products under development; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen Idec in connection therewith; competition, including the impact of generic competition on Zanaflex Capsules revenues; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; failure to comply with regulatory requirements could result in adverse action by regulatory agencies; and the ability to obtain additional financing to support our operations. These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities & Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

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